Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On December 7, 2015, ASN Technologies, Inc., through a wholly owned acquisition subsidiary, acquired 100% of the outstanding capital stock of Senseonics, Incorporated in a reverse triangular merger and reorganization pursuant to section 368(a) of the Internal Revenue Code (the “Merger”), pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated December 4, 2015 by and between ASN Technologies, Inc., a Nevada corporation (the “Company”), Merger Sub, Inc. (“Merger Sub”) and Senseonics Incorporated, a Delaware corporation (“Senseonics”).

The following unaudited pro forma condensed combined balance sheet as of September 30, 2015 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014 are based on the historical financial statements of the Company and Senseonics after giving effect to the Merger.  The Merger will be accounted for as a capital transaction, or reverse recapitalization.

The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014 give effect to the Merger as if it had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of September 30, 2015 assumes that the Merger took place on that date.

These unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the Merger occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. With respect to the Pro Forma Financial Statements:

•                  the unaudited condensed statements of operations for the year ended December 31, 2014 were derived from (i) the Company’s audited financial statements as of and for the periods ended June 30, 2015 and 2014, as included in its Form 10-K, (ii) the Company’s unaudited financial statements as of and for the three months ended September 30, 2014, December 31, 2014 and March 31, 2015 as included in its Forms 10-Q, and (iii) Senseonics’ audited consolidated financial statements as of and for the year ended December 31, 2014 included in the Form 8-K to which these unaudited pro forma condensed combined financial statements are attached; and

•                  the unaudited condensed balance sheet and statement of operations as of and for the nine months ended September 30, 2015 were derived from (i) the Company’s audited financial statements as of and for the periods ended June 30, 2015 as included in its Form 10-K, (ii) the Company’s unaudited financial statements as of and for the six months ended December 31, 2014 and as of and for the three months ended September 30, 2015, as included in its Forms 10-Q, and (iii) Senseonics’ audited financial statements as of and for the nine months ended September 30, 2015 included elsewhere in the Form 8-K to which these unaudited pro forma condensed combined financial statements are attached.

As required, these unaudited pro forma condensed combined financial statements include adjustments which give effect to the events that are directly attributable to the Merger, expected to have a continuing impact and are factually supportable. Any planned adjustments affecting the combined balance sheet, combined statement of operations or changes in common stock outstanding, subsequent to the closing date of the Merger are not included.

ASN Technologies, Inc. and Senseonics, Incorporated
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2015

	ASN Technologies, Inc. Historical	Senseonics Incorporated Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$1,807	$12,234,000	$(13,805	)(e), (f)	$12,222,002
Accounts receivable, net	—	—	—		—
Inventory, net	—	—	—		—
Prepaid expenses and other current assets	—	394,000	—		394,000
Total current assets	1,807	12,628,000	(13,805)		12,616,002

Property and equipment, net	—	264,000	—		264,000
Other noncurrent assets	—	138,000	—		138,000
Total assets	$1,807	$13,030,000	$(13,805)		$13,018,002

Liabilities, Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$—	$1,996,000	$—		$1,996,000
Accrued expenses and other current liabilities	40,142	2,777,000	259,858	(f), (h)	3,077,000
Current portion of long term notes payable	—	1,723,000	—		1,723,000
Total current liabilities	40,142	6,496,000	259,858		6,796,000

Deferred rent	—	30,000	—		30,000
Note payable, net of discount and current portion	9,000	8,149,000	(9,000	)(f)	8,149,000
Accured interest	—	260,000	—		260,000
Warrant liability	—	197,000	—		197,000
Total liabilities	49,142	15,132,000	250,858		15,432,000

Stockholders’ equity (deficit)
Preferred stock	—	264,000	(264,000	)(a)	—
Common stock	138,000	10,000	(72,723	)(a), (b), (c), (e)	75,277
Additional paid-in capital	—	150,086,000	102,725	(a), (b), (c), (d)	150,188,725
Treasury stock	—	(84,000)	84,000	(b)	—
Accumulated deficit	(185,335)	(152,378,000)	(114,665	)(f), (h)	(152,678,000)
Total stockholders’ equity (deficit)	(47,335)	(2,102,000)	(264,663)		(2,413,998)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$1,807	$13,030,000	$(13,805)		$13,018,002

See accompanying notes to pro forma condensed combined financial statements.

ASN Technologies, Inc. and Senseonics, Incorporated
Unaudited Pro Forma Combined Income Statement
For the nine months ended September 30, 2015

	ASN Technologies, Inc. Historical (for the Quarter Ended September 30, 2015)	Senseonics Incorporated Historical (for the Nine Months Ended September 30, 2015)	Adjustment to ASN Technologies, Inc. Historical Period (g)	Pro Forma Adjustments		Pro Forma

Revenue	$—	$38,000	$—	$—		$38,000

Expenses:

Cost of revenue	—	—	—	—		—
Research and development expenses	—	13,542,000	—	—		13,542,000
Administrative expenses	1,759	7,119,000	43,306	(45,065	)(f)	7,119,000
Operating loss	(1,759)	(20,623,000)	(43,306)	45,065		(20,623,000)

Other income (expense):
Interest expense	(67)	(829,000)	—	67	(f)	(191,000)
Other income (expense)	—	(11,000)	—	—		8,000
Total other expense, net	(67)	(183,000)	—	67		(183,000)

Net loss	$(1,826)	$(20,806,000)	$(43,306)	$45,132		$(20,806,000)

Basic and diluted loss per common share	$(.00)			$(.00)		$(.29)
Basic and diluted weighted-average shares outstanding	138,000,000			(67,269,040	)(a), (c), (e)	70,730,960

See accompanying notes to pro forma condensed combined financial statements.

ASN Technologies, Inc. and Senseonics, Incorporated
Unaudited Pro Forma Combined Income Statement
For the year ended December 31, 2014

	ASN Technologies, Inc. Historical (for the Year Ended June, 30, 2015)	Senseonics Incorporated Historical (for the Year Ended December 31, 2014)	Adjustment to ASN Technologies, Inc. Historical Year (g)	Pro Forma Adjustments		Pro Forma

Revenue	$—	$—	$—	$—		$—

Expenses:

Cost of revenue	—	—	—	—		—
Research and development expenses	—	12,881,000	—	—		12,881,000
Administrative expenses	67,590	5,821,000	(40,387)	(27,203	)(f)	5,821,000
Operating loss	(67,590)	(18,702,000)	40,387	27,203		(18,702,000)

Other income (expense):
Interest expense	—	(191,000)	—	—		(191,000)
Other income (expense)	—	8,000	—	—		8,000
Total other expense, net	—	(183,000)	—	—		(183,000)

Net loss	$(67,590)	$(18,885,000)	$40,387	$27,203		$(18,885,000)

Basic and diluted loss per common share	$(.00)			$(.00)		$(.41)
Basic and diluted weighted-average shares outstanding	130,500,000			(84,115,758	)(a), (c), (e)	46,384,242

See accompanying notes to pro forma condensed combined financial statements.

Note 1 — DESCRIPTION OF TRANSACTION AND BASIS OF PRO FORMA INFORMATION

Description of Transaction

On December 7, 2015, ASN Technologies, Inc., through a wholly owned acquisition subsidiary, acquired 100% of the outstanding capital stock of Senseonics, Incorporated, a Delaware corporation (“Senseonics”) in a reverse triangular merger and reorganization pursuant to section 368(a) of the Internal Revenue Code (the “Merger”), pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated December 4, 2015 by and between ASN Technologies, Inc., a Nevada corporation (the “Company”), Merger Sub, Inc. (“Merger Sub”) and Senseonics.  Pursuant to the terms thereof, the following occurred:

•                  In connection with the Closing, the Company transferred its pre-Merger operations to a shareholder and officer of the Company in exchange for satisfaction of a $9,000 promissory note originally issued by the Company to the shareholder.

•                  Prior to Closing, 26,365,518 shares of Senseonics Preferred Stock were converted into 26,365,518 shares of Senseonics Common Stock, pursuant to their original terms.

•                  In connection with the Closing, 100% of Senseonics Common Stock outstanding immediately prior to the Closing were exchanged for 57,539,506 shares of Company Common Stock at a ratio of 2.0975 Company shares for each Senseonics share of Common Stock.

•                  In connection with the Closing, the Company issued 5,090,564 stock purchase warrants to acquire its Common Stock in exchange for previously issued and outstanding stock purchase warrants to acquire Senseonics preferred stock immediately prior to the Closing.

•                  In connection with the Closing, the Company issued 9,450,224 options to acquire its Common Stock in exchange for previously issued and outstanding options to acquire Senseonics common stock immediately prior to the Closing.

•                  In connection with the Closing, the Company’s sole director resigned and seven (7) of Senseonics’ nine (9) directors were appointed as Company directors.  As a result, former Senseonics directors constitute all of the current directors of the Company.

•                  In connection with the Closing, a shareholder of the Company sold an aggregate of 119,979,892 shares of the Company’s Common Stock to the Company for an aggregate purchase price of $11,988.  Such repurchased shares were cancelled and returned to the authorized but unissued shares of the Company.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”) and are intended to show how the Merger might have affected the historical financial statements if the Merger had been completed on January 1, 2014 for the purposes of the statements of operations and September 30, 2015 for the purposes of the balance sheet.  The pro forma adjustments reflect the Merger as a capital transaction, or reverse recapitalization, based upon the accounting rules for the acquisition of a private operating company by a public shell company, and not as a business combination.

Note 2 — DIFFERING ACCOUNTING PERIODS

The historical financial statements of the Company had been prepared using a June 30 fiscal year-end while the historical financial statements of Senseonics had been prepared using a December 31 year-end.  SEC rules provide that if statements with different year-ends can be combined if such year-ends are within 93 days of each other.

Since the Company’s and Senseonics’ year-ends are not within 93 days of each other, the Company’s historical financial data have been recast to reflect a December 31 year-end by eliminating activity for the six months ended June 30, 2015 and adding activity for the period from the Company’s date of inception (June 26, 2014) through June 30, 2014.

Note 3 — ACCOUNTING FOR THE MERGER

We have determined that Senseonics is the accounting acquirer in the Merger and that the Merger should be accounted for as a capital transaction, or reverse recapitalization, and not as a business combination.  Accounting for such capital transaction results in the post-Merger financial statements reflecting the following:

•                  Senseonics’ historical assets, liabilities and retained earnings balances at the Merger date, along with the Company’s cash balance at the Merger date, become the assets, liabilities and retained earnings of the combined company;

•                  The Company’s legal capital structure (i.e., its outstanding shares of capital stock times par value; in this case only common stock is outstanding) is reflected as the combined company’s common stock outstanding;

•                  Additional paid-in-capital is adjusted to make the combined balance sheet balance; and

•                  The combined company statements of operations will include Senseonics’ activities and the Company’s activity, if any; historical financial statements will solely reflect Senseonics’ activities, as predecessor entity.

Note 4 — PRO FORMA ADJUSTMENTS

The following represent the pro forma adjustments made to the historical financial statements:

(a)         Represents the conversion of 26,365,518 shares of Senseonics’ outstanding Convertible Preferred Stock into 26,365,518 shares of Senseonics’ Common Stock pursuant to the original terms of the Convertible Preferred Stock.

(b)         Represents the retirement of all 20,933 shares of Senseonics’ Common Stock held in treasury.

(c)          Represents the issuance of 57,256,849 shares of Company Common Stock in exchange for 100% of Senseonics’ outstanding Common Stock pursuant to the Exchange Ratio.

(d)         Represents the adjustment to additional-paid-in-capital to effect the reverse recapitalization.

(e)          Represents the Company’s repurchase, and subsequent retirement, of 119,979,892 shares of its Common Stock from a shareholder, in the amount of $11,997.98.

(f)           Represents the spin-off of the Company’s pre-Merger operations to a shareholder and officer in exchange for satisfaction of a $9,000 note payable, impacting administrative expenses, interest expense, note payable, and other current labilities.

(g)          Represents the adjustments required to conform the Company’s Statement of Operations for the presented periods to Senseonics’ presentation.

(h)         Represents the pro forma impact to the balance sheet of accruing approximately $300,000 of transaction expenses incurred subsequent to September 30, 2015 by the Company and Senseonics.